Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-274450 and 333-277841 on Form S-8 of our report dated April 29, 2024, relating to the financial statements of AIFU Inc. (formerly known as “AIX Inc.” and “Fanhua Inc.”) appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

April 28, 2026